UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2013

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    Annual Meeting Date.

The Annual Meeting of Stockholders of the Company was held on May 14, 2013 (the “Annual Meeting”).

(b)    Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the three proposals stated below were submitted to a vote of the Company's stockholders of record as of March 25, 2013. (Each proposal is described in detail in the Company's definitive proxy statement filed with the SEC on April 9, 2013.)

The final voting results for each proposal are provided below.

Proposal 1. The Company's stockholders elected two Class I directors to each serve on the Company's Board for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Final voting results for the elected directors were as follows:

				Broker
	For	Against	Abstained	Non-Votes
Kenneth M. Bird, Ed.D.	65,103,930	—	595,185	4,895,857
Dwaine J. Peetz, Jr., M.D.	64,919,355	—	779,760	4,895,857

Proposal 2. The Company's stockholders approved the Company's amended and restated equity plan, including the material terms of the performance goals under such plan. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
64,601,983	1,083,643	13,489	4,895,857

Proposal 3. The Company's stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. Final voting results were as follows:

			Broker
For	Against	Abstained	Non-Votes
70,229,646	345,488	19,838	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 15, 2013	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 15, 2013	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary